UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 25, 2022

AtriCure, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7555 Innovation Way, Mason OH 45040
(Address of Principal Executive Offices, and Zip Code)
(513) 755-4100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	ATRC	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the AtriCure, Inc. (the “Company”) Annual Meeting of Stockholders which was held on May 25, 2022, the stockholders of the Company approved the AtriCure, Inc. 2014 Stock Incentive Plan Amended and Restated as of May 25, 2022 (the “2014 Plan”). The 2014 Plan was previously approved and amended to increase the number of shares available by the Board of Directors subject to stockholder approval. The 2014 Plan was amended to increase the number of shares of common stock available for issuance under it from 5,250,000 to 6,350,000.
The objectives of the 2014 Plan are to provide long-term incentives to those persons with responsibility for the success and growth of the Company, to motivate participants to achieve the long-term success and growth of the Company, to provide a vehicle to tie a significant portion of compensation to the long-term performance of the Company’s shares, to enable the Company to attract and retain skilled and qualified officers, other employees, directors and consultants who are expected to contribute to the Company’s success in a competitive market for such individuals, to facilitate ownership of the Company’s shares and to align the personal interests of officers, employees and others in the Company’s long-term growth and profitability with the interests of the Company’s stockholders. The 2014 Plan is an “omnibus” stock plan that provides for a variety of equity award vehicles to maintain flexibility. The 2014 Plan permits the grant of stock options, stock appreciation rights, restricted share awards, restricted share units and unrestricted share awards. The 2014 Plan does not permit the re-pricing of options or stock appreciation rights without the approval of stockholders and does not contain an “evergreen” provision to automatically increase the number of shares issuable under the 2014 Plan, except for certain adjustments resulting from stock splits and other specified events.
The foregoing summary of the 2014 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2014 Plan filed as an exhibit to this report.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
The stockholders of the Company voted on four items at the Annual Meeting of Stockholders held on May 25, 2022:
1.The election of nine directors to serve one-year terms expiring at the 2023 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;
2.A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.The approval of an amendment to the AtriCure, Inc. 2014 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 1,100,000; and
4.An advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement.
The nominees for director were elected based upon the following votes:

Director Nominees	For	Against	Abstain	Broker Non-Votes
Michael H. Carrel	39,816,614	1,331,581	53,978	2,156,025
Mark A. Collar	40,320,568	825,966	55,639	2,156,025
Regina E. Groves	40,706,059	445,373	50,741	2,156,025
B. Kristine Johnson	39,517,265	1,634,160	50,748	2,156,025
Karen N. Prange	40,682,019	467,853	52,301	2,156,025
Deborah H. Telman	41,130,079	19,793	52,301	2,156,025
Sven A. Wehrwein	40,699,449	447,184	55,540	2,156,025
Robert S. White	40,702,372	444,190	55,611	2,156,025
Maggie Yuen	41,129,458	20,413	52,302	2,156,025

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 received the following votes:

For:	42,797,787
Against:	510,460
Abstain:	49,951
Broker Non-Votes:	0
The approval of an amendment to the AtriCure, Inc. 2014 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 1,100,000 received the following votes:

For:	39,199,184
Against:	1,951,981
Abstain:	51,008
Broker Non-Votes:	2,156,025
The advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement received the following votes:

For:	39,728,864
Against:	1,415,119
Abstain:	58,190
Broker Non-Votes:	2,156,025
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

No.	Description
10.1	AtriCure, Inc. 2014 Stock Incentive Plan (Amended and Restated as of May 25, 2022)
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

Dated:	May 27, 2022	By:	/s/ Angela L. Wirick
Angela L. Wirick
Chief Financial Officer